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CUSIP No. 918270-10-9               13D                 Page 15 of 21 Pages




                                 EXHIBIT 3.3.2

IN ORDER TO FACILITATE THE PROMPT ACKNOWLEDGMENT OF THE TRANSACTION WE WOULD BE
              GRATEFUL IF YOU COULD CONFIRM THAT THE CONFIRMATION
CORRECTLY SETS FORTH THE TERMS THEREOF BY SIGNING THIS PAGE AND RETURNING IT TO
              SWISS BANK CORPORATION, CHICAGO TO THE ATTENTION OF
                                JENNY MAKOWIEC.

                     EQUITY OPTION AGREEMENT ACKNOWLEDGMENT

TO:              SWISS BANK CORPORATION, LONDON

FAX NO:          (44) 71 711 2685 OR 2990

ATTN:            CONFIRMATION CONTROL
                 COLIN PARRY

FROM:            INTEL CORPORATION

SUBJECT:         *AMENDED*
                 EQUITY PUT OPTION REF NO. [OMITTED]/EQUITY CALL OPTION REF NO. [OMITTED]

WE ACKNOWLEDGE RECEIPT OF YOUR COMMUNICATION DATED _____ WITH RESPECT TO THE ABOVE REFERENCED TRANSACTIONS BETWEEN SWISS BANK CORPORATION, LONDON BRANCH AND INTEL CORPORATION WITH A TRADE DATE OF _____ AND AN EXPIRATION DATE OF _____ AND CONFIRM THAT SUCH COMMUNICATION CORRECTLY SETS FORTH THE TERMS OF OUR AGREEMENT RELATING TO THE TRANSACTIONS DESCRIBED THEREIN. WE CONFIRM THAT NO FURTHER DOCUMENTS WILL BE REQUIRED IN RESPECT OF THIS TRANSACTION.

                          SIGNED FOR AND ON BEHALF OF
                               INTEL CORPORATION



/s/ ARVIND SODHANI
-------------------------------------        ----------------------------------
NAME:    Arvind Sodhani                      NAME:
TITLE:   Vice President and Treasurer        TITLE:

DATED: May 23, 1995
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CUSIP NO. 918270-10-9                    13D               Page 16 of 21 Pages


[SWISS BANK CORPORATION LETTERHEAD]


[DATE]
INTEL CORPORATION ("PARTY B")
2200 MISSION COLLEGE BOULEVARD
MAIL STOP RN6-26
SANTA CLARA, CA  95052-8119

         ATTN:   NOEL LAZO, ASSISTANT TREASURER
         RE:     PUT OPTION REF NO: [OMITTED]/CALL OPTION REF NO: [OMITTED]
         FROM:   SWISS BANK CORPORATION, LONDON BRANCH ("PARTY A")

DEAR SIRS,

THE PURPOSE OF THIS COMMUNICATION IS TO CONFIRM THE TERMS AND CONDITIONS OF THE TRANSACTIONS ENTERED INTO BETWEEN US ON THE TRADE DATE SPECIFIED BELOW (THE "TRANSACTION"). THIS CONFIRMATION CONSTITUTES A "CONFIRMATION" AS REFERRED TO IN THE ISDA INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT SPECIFIED BELOW.

THE DEFINITIONS AND PROVISIONS CONTAINED IN THE 1991 ISDA DEFINITIONS (AS PUBLISHED BY THE INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC. (FORMERLY KNOWN AS THE INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.) ("ISDA")) ARE INCORPORATED INTO THIS CONFIRMATION. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THOSE DEFINITIONS AND PROVISIONS AND THIS CONFIRMATION, THIS CONFIRMATION WILL GOVERN.

THIS CONFIRMATION SUPPLEMENTS, FORMS PART OF, AND IS SUBJECT TO, THE ISDA INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT DATED AS OF 8 FEBRUARY 1993 AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME (THE "AGREEMENT"), BETWEEN PARTY A AND PARTY B. ALL PROVISIONS CONTAINED IN THE AGREEMENT GOVERN THIS CONFIRMATION EXCEPT AS EXPRESSLY MODIFIED BELOW.

THE TERMS OF THE TRANSACTIONS TO WHICH THIS CONFIRMATION RELATES ARE AS
FOLLOWS:

TRADE DATE:                       __________

PUT OPTION

OPTION STYLE:                     EUROPEAN OPTION

OPTION TYPE:                      PUT

SELLER:                           PARTY A

BUYER:                            PARTY B

SHARES:                           VLSI TECHNOLOGY, INC.

NUMBER OF OPTIONS:                _____[Number of Shares]

SHARE ENTITLEMENT:                1 SHARE PER OPTION

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CUSIP NO. 918270-10-9                    13D                Page 17 of 21 Pages


STRIKE PRICE PER SHARE:           USD _____

PREMIUM: USD __________, NETTED AGAINST PREMIUM PAYABLE BY BUYER OF THE CALL OPTION.

PREMIUM PAYMENT DATE:             FIVE CURRENCY BUSINESS DAYS AFTER THE TRADE
                                  DATE, OR, IF THAT DATE IS NOT A CURRENCY
                                  BUSINESS DAY, THE FIRST FOLLOWING DAY THAT IS
                                  A CURRENCY BUSINESS DAY.

CALL OPTION

OPTION STYLE:                     EUROPEAN OPTION

OPTION TYPE:                      CALL

SELLER:                           PARTY B

BUYER:                            PARTY A

SHARES:                           VLSI OF VLSI TECHNOLOGY, INC.

NUMBER OF OPTIONS:                _____[Number of Shares]

SHARE ENTITLEMENT:                1 SHARE PER OPTION

STRIKE PRICE PER SHARE:           USD _____

PREMIUM:                          USD __________, NETTED AGAINST PREMIUM PAYABLE
                                  BY BUYER OF PUT OPTION.

PREMIUM PAYMENT DATE:             FIVE CURRENCY BUSINESS DAYS AFTER THE TRADE
                                  DATE, OR, IF THAT DATE IS OT A CURRENCY
                                  BUSINESS DAY, THE FIRST FOLLOWING DAY THAT IS
                                  A CURRENCY BUSINESS DAY.

THE REMAINING PROVISIONS OF THIS CONFIRMATION ARE APPLICABLE TO BOTH THE CALL OPTION AND THE PUT OPTION.

SELLER BUSINESS DAY:              ANY DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR
                                  BUSINESS (INCLUDING DEALINGS IN FOREIGN
                                  EXCHANGE AND FOREIGN CURRENCY DEPOSITS) IN
                                  LONDON & SANTA CLARA.

CURRENCY BUSINESS DAY:            ANY DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR
                                  BUSINESS (INCLUDING DEALINGS IN FOREIGN
                                  EXCHANGE AND FOREIGN CURRENCY DEPOSITS) IN THE
                                  PRINCIPAL FINANCIAL CENTRE FOR THE RELEVANT
                                  CURRENCY.

EXCHANGE:                         NEW YORK STOCK EXCHANGE, AMERICAN STOCK
                                  EXCHANGE & NASDAQ NATIONAL MARKET SYSTEM

EXCHANGE BUSINESS DAY:            A DAY THAT IS A SELLER BUSINESS DAY AND IS A
                                  TRADING DAY ON THE EXCHANGE OTHER THAN A DAY

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CUSIP NO. 918270-10-9                    13D                Page 18 of 21 Pages


                                  ON WHICH TRADING ON THE EXCHANGE IS SCHEDULED TO CLOSE PRIOR TO ITS REGULAR WEEKDAY CLOSING TIME.

CALCULATION AGENT:                SWISS BANK CORPORATION, LONDON WHOSE
                                  DETERMINATIONS AND CALCULATIONS SHALL BE
                                  BINDING IN THE ABSENCE OF MANIFEST ERROR.

PROCEDURE FOR EXERCISE:

EXERCISE PERIOD:                  THE EXPIRATION DATE.

EXPIRATION DATE:                  __________ OR, IF THAT DATE IS NOT AN EXCHANGE
                                  BUSINESS DAY, THE FIRST FOLLOWING DAY THAT IS
                                  AN EXCHANGE BUSINESS DAY.

EXPIRATION TIME:                  4:00 PM NEW YORK TIME ON THE EXPIRATION DATE.

SWISS BANK CORPORATION'S CONTACT DETAILS:

              DEALERS:            TEL:    071 711 3500
                                  FAX:    071 711 3526
                                  ATTN:   KEVIN DONLEVY

              OPERATIONS:         TEL:    071 711 3135
                                  FAX:    071 711 2634
                                  ATTN:   MARTIN PERKINS

              ISDA NEGOTIATION:   TEL:    071 711 4519
                                  ATTN:   HENRY TRANT

EXERCISE DATE FOR AN OPTION:      THE SELLER BUSINESS DAY DURING THE EXERCISE
                                  PERIOD ON WHICH THAT OPTION IS OR IS DEEMED TO
                                  BE EXERCISED.

VALUATION

VALUATION TIME:                   4:00 PM NEW YORK TIME ON THE EXPIRATION DATE

VALUATION DATE:                   THE EXERCISE DATE, UNLESS THERE IS A MARKET
                                  DISRUPTION EVENT ON THE DAY.  IF THERE IS A
                                  MARKET DISRUPTION EVENT ON THAT DAY, THEN THE
                                  VALUATION DATE SHALL BE THE FIRST SUCCEEDING
                                  EXCHANGE BUSINESS DAY ON WHICH THERE IS NO
                                  MARKET DISRUPTION EVENT, UNLESS THERE IS A
                                  MARKET DISRUPTION EVENT ON EACH OF THE FIVE
                                  EXCHANGE BUSINESS DAYS IMMEDIATELY FOLLOWING
                                  THE ORIGINAL DATE THAT, BUT FOR THE MARKET
                                  DISRUPTION EVENT, WOULD HAVE BEEN THE
                                  VALUATION DATE.  IN THAT CASE, (I) THAT FIFTH
                                  EXCHANGE BUSINESS DAY SHALL BE DEEMED TO BE
                                  THE VALUATION DATE, NOTWITHSTANDING THE MARKET
                                  DISRUPTION EVENT, AND (II) THE CALCULATION
                                  AGENT SHALL DETERMINE

CUSIP NO. 918270-10-9                    13D                Page 19 of 21 Pages


                                  THE REFERENCE PRICE AS OF THE VALUATION
                                  TIME ON THAT FIFTH EXCHANGE BUSINESS DAY.

MARKET DISRUPTION EVENT:          THE OCCURRENCE OR EXISTENCE ON ANY EXCHANGE
                                  BUSINESS DAY DURING THE ONE-HALF HOUR PERIOD
                                  THAT ENDS AT THE VALUATION TIME OF ANY
                                  SUSPENSION OF OR LIMITATION IMPOSED ON TRADING
                                  (BY REASON OF MOVEMENTS IN PRICE EXCEEDING
                                  LIMITS PERMITTED BY THE RELEVANT EXCHANGE OR
                                  OTHERWISE) ON (I) THE EXCHANGE IN SHARES OR
                                  (II) THE CHICAGO BOARD OPTIONS EXCHANGE IN
                                  OPTION CONTRACTS ON THE SHARES OR (III) THE
                                  CHICAGO MERCANTILE EXCHANGE IN FUTURES
                                  CONTRACTS ON THE SHARES IF, IN THE
                                  DETERMINATION OF THE CALCULATION AGENT, SUCH
                                  SUSPENSION OR LIMITATION IS MATERIAL.

                                  THE CALCULATION AGENT SHALL AS SOON AS
                                  REASONABLY PRACTICABLE (AND IN NO EVENT LATER THAN THE NEXT EXCHANGE BUSINESS DAY) NOTIFY THE OTHER PARTY OF THE EXISTENCE OR OCCURRENCE OF A MARKET DISRUPTION EVENT ON ANY DAY THAT BUT FOR THE OCCURRENCE OR EXISTENCE OF A MARKET DISRUPTION EVENT WOULD HAVE BEEN A VALUATION DATE.

REFERENCE PRICE:                  AVERAGE OF THE BEST BID AND ASK PRICES OF A
                                  SHARE ON THE EXCHANGE AS PUBLISHED BY REUTERS
                                  AT 4:00 PM NEW YORK TIME.

AUTOMATIC EXERCISE:               AN OPTION WILL BE DEEMED TO BE AUTOMATICALLY
                                  EXERCISED AT THE EXPIRATION TIME ON THE
                                  EXPIRATION DATE.

SETTLEMENT TERMS:

CASH SETTLEMENT TERMS:

CASH SETTLEMENT:                  APPLICABLE

CASH SETTLEMENT AMOUNT:           ON THE SETTLEMENT DATE, THE FOLLOWING PAYMENT
                                  SHALL BE MADE:

                         (A) IF THE REFERENCE PRICE IS LESS THAN [PUT STRIKE PRICE], PARTY A, AS THE SELLER OF THE PUT OPTION, SHALL PAY TO PARTY B, AS THE BUYER OF THE PUT OPTION, AN AMOUNT EQUAL TO THE PRODUCT OF (I) THE NUMBER OF OPTIONS TIMES
                                  (II) THE SHARE ENTITLEMENT TIMES (III) THE
                                  AMOUNT, IF ANY, BY WHICH THE REFERENCE PRICE
                                  IS LESS THAN [PUT STRIKE PRICE].


                         (B) IF THE REFERENCE PRICE IS GREATER THAN [CALL STRIKE PRICE], PARTY B, AS THE SELLER OF THE CALL OPTION, SHALL PAY TO PARTY A, AS THE BUYER OF THE CALL

CUSIP NO. 918270-10-9                       13D             Page 20 of 21 Pages


                                  OPTION, AN AMOUNT EQUAL TO THE PRODUCT OF (I) THE NUMBER OF OPTIONS TIMES (II) THE SHARE ENTITLEMENT TIMES (III) THE AMOUNT, IF ANY, BY WHICH THE REFERENCE PRICE IS GREATER THAN [CALL STRIKE PRICE].

CASH SETTLEMENT
PAYMENT DATE:                     FIVE CURRENCY BUSINESS DAYS (EACH OF WHICH IS
                                  A SELLER BUSINESS DAY) AFTER THE VALUATION
                                  DATE.

ADJUSTMENT EVENTS:

ADJUSTMENTS:                      DURING THE LIFE OF THE TRANSACTION, IF ANY
                                  ADJUSTMENT IS MADE BY THE OPTIONS CLEARING
                                  CORPORATION OR ITS SUCCESSORS (THE "OCC") IN
                                  THE TERMS OF OUTSTANDING OCC-ISSUED OPTIONS
                                  ("OCC OPTIONS") ON THE UNDERLYING PROPERTY
                                  WHICH IS THE SUBJECT OF THE TRANSACTION, AN
                                  EQUIVALENT ADJUSTMENT SHALL BE MADE IN THE
                                  TERMS OF THE TRANSACTION.  EXCEPT AS PROVIDED
                                  IN THE FOLLOWING PARAGRAPH, NO ADJUSTMENT
                                  SHALL BE MADE IN THE TERMS OF THE TRANSACTION
                                  FOR ANY EVENT THAT DOES NOT RESULT IN AN
                                  ADJUSTMENT TO THE TERMS OF OUTSTANDING OCC
                                  OPTIONS ON THE UNDERLYING PROPERTY.  WITHOUT
                                  LIMITING THE GENERALITY OF THE FOREGOING, NO
                                  ADJUSTMENT SHALL BE MADE IN THE TERMS OF THE
                                  TRANSACTION FOR ORDINARY CASH DIVIDENDS ON THE
                                  UNDERLYING PROPERTY.

                                  IF AT ANY TIME DURING THE LIFE OF THE
                                  TRANSACTION THERE SHALL BE NO OUTSTANDING OCC OPTIONS ON THE UNDERLYING PROPERTY, AND AN EVENT SHALL OCCUR FOR WHICH AN ADJUSTMENT MIGHT OTHERWISE BE MADE UNDER THE BY-LAWS, RULES, AND STATED POLICIES OF THE OCC APPLICABLE TO THE ADJUSTMENT OF OCC OPTIONS (THE "OCC ADJUSTMENT RULES"). THE PARTIES SHALL USE THEIR BEST EFFORTS, APPLYING THE PRINCIPLES SET FORTH IN THE OCC ADJUSTMENT RULES, TO JOINTLY DETERMINE WHETHER TO ADJUST THE TERMS OF THE TRANSACTION AND THE NATURE OF ANY SUCH ADJUSTMENT.

ACCOUNT DETAILS:

         PAYMENTS TO SWISS BANK
         CORPORATION, LONDON:     [OMITTED]

PAYMENTS TO INTEL
CORPORATION:                      [OMITTED]
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CUSIP NO. 918270-10-9                      13D               Page 21 of 21 Pages


THIS CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

YOURS FAITHFULLY,

/s/ NAZIR BADAT                             /s/PETER FAVELL
---------------------------------           ----------------------------------
NAZIR BADAT                                 PETER FAVELL
CAPITAL MARKETS AND                         CAPITAL MARKETS AND
TREASURY OPERATIONS                         TREASURY OPERATIONS

SWISS BANK CORPORATION, LONDON BRANCH

PLEASE USE OUR REFERENCE ON ALL CORRESPONDENCE
DOCUMENT NO:  [OMITTED]
PB